                              DELEGATION AGREEMENT


          AGREEMENT, dated as of this 1st day of December, 2000, by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust Company (the "Delegate"), and STATE FARM MUTUAL FUND TRUST, a business trust organized under the laws of the state of Delaware (the "Trust").

          WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust, on behalf of the series/funds listed on Schedule A hereto, as such Schedule A may be amended from time to time, (each a "Fund" and collectively, the "Funds"), desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.        DEFINITIONS

          Capitalized terms in this Agreement have the following meanings:

          a.   ASSETS

          Assets means any of Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect Fund's transactions in such investments.

          b.   AUTHORIZED REPRESENTATIVE

          Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party, to send notices to the other party, to add or delete jurisdictions pursuant to Article 3, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

          c.   BOARD

          Board means the Board of Directors or the Board of Trustees of the Fund or Trust, as the case may be.

          d.   COMPULSORY SECURITIES DEPOSITORY

          Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

          e.   COUNTRY RISK

          Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

          f.   ELIGIBLE FOREIGN CUSTODIAN

          Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1).

          g.   FOREIGN CUSTODY MANAGER

          Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

          h.   MONITOR

          Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made.

          i.   SECURITIES DEPOSITORY

          Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2.        REPRESENTATIONS

          a.   DELEGATE'S REPRESENTATIONS

          Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts.

          b.   TRUST'S REPRESENTATIONS

          Trust represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities delegated by this Agreement.

3.        JURISDICTIONS COVERED

          a.   INITIAL JURISDICTIONS

          The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in APPENDIX A.

          b.   ADDED JURISDICTIONS

          Jurisdictions may be added to APPENDIX A by written agreement in the form of APPENDIX B. Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's

Authorized Representative have both executed a copy of APPENDIX B listing such jurisdiction, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed APPENDIX B.

          c.   WITHDRAWN JURISDICTIONS

          Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions as to which authority is withdrawn.

4.        DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

          a.   SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by Delegate in each jurisdiction to which this Agreement applies.

          b.   CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS

          Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.        MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

          In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.        GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

          a.   BOARD'S CONCLUSIVE DETERMINATION REGARDING COUNTRY RISK

          In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

          Nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

          b.   SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

          In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation;

               i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

               ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets;

               iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

               iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

               v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in APPENDIX C to this Agreement; and

          c.   EVALUATION OF WRITTEN CONTRACTS

          In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

          d.   MONITORING

          In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in APPENDIX D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Assets.

7.        STANDARD OF CARE

          In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

8.        REPORTING REQUIREMENTS

          Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian and of any material change in Fund's foreign custody arrangements. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

9.        PROVISION OF INFORMATION REGARDING COUNTRY RISK

          With respect to the jurisdictions listed in APPENDIX A, or added thereto pursuant to Article 3, Delegate agrees to provide annually to Board, such information relating to Country Risk, if available, as is specified in APPENDIX E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Custodian deems necessary.

10.       LIMITATION OF LIABILITY.

          a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

               i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to genuine;

               ii. Any information which the Delegate provides or does not provide under Section 9 hereof;

               iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, the unavailability of energy sources and other similar happenings or events.

               iv. The Delegate shall have in place reasonable business continuity and disaster recovery procedures and systems. Neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of the nonperformance of computers (hardware and software) and computer facilities, provided that such business continuity and disaster recovery procedures and systems operate as intended.


          b. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder, unless such damages arise out of the willful misconduct or bad faith of such party hereto.

11.       ARBITRATION OF DISPUTES

          To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the City of Boston, Massachusetts. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

12.       EFFECTIVENESS AND TERMINATION OF AGREEMENT

          This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 90 days after receipt by the non-terminating party of such notice.


13.       AUTHORIZED REPRESENTATIVES AND NOTICES

          The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in APPENDIX F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.       GOVERNING LAW

          This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

          IN WITNESS WHEREOF, Authorized Representatives of Board and of Delegate have affixed their signatures as of the date first written above.


          INVESTORS BANK & TRUST COMPANY


          By:   /s/ Andrew M. Nesvet
               -----------------------------------
          Name: Andrew M. Nesvet

          Title: Senior Director


          STATE FARM MUTUAL FUND TRUST


          By: /s/ Edward B. Rust, Jr.
             -----------------------------------
          Name:  Edward B. Rust, Jr.

          Title:  President

LIST OF APPENDICES

          A -- Jurisdictions Covered

          B -- Additional Jurisdictions Covered

          C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

          D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

          E -- Information Regarding Country Risk

          F -- Authorized Representatives


LIST OF SCHEDULES

          A -- Portfolios

                                   APPENDIX A

                              JURISDICTIONS COVERED


                      Argentina                     Lithuania
                      Austria                       Luxembourg
                      Australia                     Malaysia
                      Bangladesh                    Mauritius
                      Belgium                       Mexico
                      Bahrain                       Morocco
                      Botswana                      Namibia
                      Brazil                        Netherlands
                      Canada                        New Zealand
                      Chile                         Norway
                      China                         Oman
                      Colombia                      Pakistan
                      Croatia                       Papau New Guinea
                      Cyprus                        Peru
                      Czech Republic                Philippines
                      Denmark                       Poland
                      Ecuador                       Portugal
                      Egypt                         Romania
                      Estonia                       Russia
                      Euroclear                     Singapore
                      Finland                       Slovak Republic
                      France                        Slovenia
                      Germany                       South Africa
                      Ghana                         Spain
                      Greece                        Sri Lanka
                      Hong Kong                     Swaziland
                      Hungary                       Sweden
                      Iceland                       Switzerland
                      India                         Taiwan
                      Indonesia                     Thailand
                      Ireland                       Turkey
                      Israel                        United Kingdom
                      Italy                         Uruguay
                      Japan                         Venezuela
                      Jordan                        Zambia
                      Kenya                         Zimbabwe
                      Korea
                      Latvia
                      Lebanon

                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED



          Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A:









INVESTORS BANK & TRUST COMPANY


By:
   -----------------------------------
Name:

Title:


STATE FARM MUTUAL FUND TRUST


By:
   -----------------------------------
Name:

Title:




DATE:
       ------------------------------

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES


          In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



    X             None
---------

                  Other (list below):
---------

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


          In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


          1.   Operating performance

          2.   Established practices and procedures

          3.   Relationship with market regulators

          4.   Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK


               To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in Article 3 of this Agreement, the following information:



1.        Copy of Addenda or Side Letters to Subcustodian Agreements

2.        Legal Opinion, if available, with regard to:

          a)   Access to books and records by the Fund's accountants

          b) Ability to recover assets in the event of bankruptcy of a custodian

          c)   Ability to recover assets in the event of a loss

          d)   Likelihood of expropriation or nationalization, if available

          e)   Ability to repatriate or convert cash or cash equivalents

3.        Audit Report

4.        Copy of Balance Sheet from Annual Report

5.        Summary of Central Depository Information

6.        Country Profile Matrix containing market practice for:

          a)   Delivery versus payment

          b)   Settlement method

          c)   Currency restrictions

          d)   Buy-in practice

          e)   Foreign ownership limits

          f)   Unique market arrangements

7.        Information Regarding Securities Depositories

          a)   Whether use is voluntary or compulsory

          b)   Ownership

          c)   Operating History

          d)   Established rules, practices and procedures

          e)   Membership

          f)   Financial Strength

          g)   Governing regulatory body

                                   APPENDIX F
                           AUTHORIZED REPRESENTATIVES

1. AUTHORIZED SIGNATORIES. The following parties are authorized to 0 execute all instructions and instruments pertaining to or considered by this Agreement.

     A.   TRUST:

         Edward B. Rust, Jr.                                  Roger Joslin
         David R. Grimes                                      William J. Hess
         James A. Leffler                                     Kurt Moser
         B. R. Vanderpool                                     John Concklin
         Michael L. Tipsord                                   Jerel S. Chevalier
         Paul Eckley                                          Julian R. Bucher
         Susan Waring                                         Stephen Miller
         Donald E. Heltner                                    Richard A. Rebholz
         Lynda Krueger                                        Donald O. Jaynes
         David Moore                                          Howard A. Thomas
         Jon Farney                                           Mark Mikel
         David Grizzle                                        Stephen Horton
         Terry Miller                                         Stan Short
         Scott Hansen                                         Diana Coons
         Lyle Rudin                                           Annette Knauer
         Terry Ludwig                                         Traci Monson
         Duncan Funk                                          Robert Reardon
         Lyle Triebwasser                                     Julie Pierce


     B.   DELEGATE

          a.                                            (name)
               ----------------------------------------
                                                        (title)
               ----------------------------------------
                                                        (specimen signature)
               ----------------------------------------
          b.                                            (name)
               ----------------------------------------
                                                        (title)
               ----------------------------------------
                                                        (specimen signature)
               ----------------------------------------
          c.                                            (name)
               ----------------------------------------
                                                        (specimen signature)
               ----------------------------------------

2. ADDRESS FOR NOTICE. Notices under this Agreement shall be deemed effective when received by the parties at the addresses listed below:

     A.   TRUST

               State Farm Mutual Fund Trust
               Three State Farm Plaza
               Bloomington, IL 61791
               Attn: David R. Grimes

     With a copy to:

               Barclays Global Fund Advisors
               45 Fremont Street
               San Francisco, CA 94105
               Attn: Stephen E. Rogers


     B.   DELEGATE

               Investors Bank & Trust Company
               200 Clarendon Street
               P.O. Box 9130
               Boston, MA 02117-9130
               Attention:  Andrew M. Nesvet, Director, Client Management
               Fax:  (617) 330-6033

     With a copy to:

               Investors Bank & Trust Company
               200 Clarendon Street
               P.O. Box 9130
               Boston, MA 02117-9130
               Attention:  John E. Henry, General Counsel
               Fax:  (617) 946-1929

                                   SCHEDULE A
                               LIST OF PORTFOLIOS


STATE FARM INTERNATIONAL EQUITY FUND
STATE FARM S&P 500 INDEX FUND
STATE FARM INTERNATIONAL INDEX FUND
STATE FARM SMALL CAP INDEX FUND